Exhibit 4.4

MARTIN MIDSTREAM PARTNERS L.P.

MARTIN MIDSTREAM FINANCE CORP.

and

the Guarantors named herein

8 7/8% SENIOR NOTES DUE 2018

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 11, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

This FIRST SUPPLEMENTAL INDENTURE, dated as of February 11, 2013, is among Martin Midstream Partners L.P., a Delaware limited partnership (the “Company”), Martin Midstream Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of March 26, 2010 (the “Indenture”), pursuant to which the Company has issued $200,000,000 in the aggregate principal amount of 8 7/8% Senior Notes due 2018 (the “Notes”);
WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01.    This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02.    This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.
ARTICLE 2
From this date, in accordance with Section 4.13 or 10.03 and by executing this First Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3
Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 3.02.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03.    THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04.    The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.
TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:    /s/ John C. Stohlmann
Name:     John C. Stohlmann
Title:     Vice President

ISSUERS:
MARTIN MIDSTREAM PARTNERS L.P.

By:    Martin Midstream GP LLC,
as general partner

By:    /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

MARTIN MIDSTREAM FINANCE CORP.

By:    /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

First Supplemental Indenture
Signature page

GUARANTORS:

MARTIN OPERATING PARTNERSHIP L.P.

By:    Martin Operating GP LLC,
as general partner

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:    /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

MARTIN OPERATING GP LLC

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:    /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

First Supplemental Indenture
Signature page

REDBIRD GAS STORAGE LLC

By:    Martin Operating Partnership L.P.,
as sole member

By:    Martin Operating GP LLC,
as general partner

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:    /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Vice President

MOP MIDSTREAM HOLDINGS LLC

By:    Martin Operating Partnership L.P.,
as sole member

By:    Martin Operating GP LLC,
as general partner

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:    /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

First Supplemental Indenture
Signature page